UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Applied Micro Circuits Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT TO PROXY STATEMENT FOR 2010 ANNUAL MEETING OF

STOCKHOLDERS TO BE HELD ON AUGUST 17, 2010

This document supplements our Proxy Statement dated July 6, 2010 (the “Proxy Statement”) relating to the 2010 Annual Meeting of Stockholders to be held on August 17, 2010 at our corporate headquarters located at 215 Moffett Park Drive, Sunnyvale, California 94089. Due to an administrative error, the number of shares disclosed in the table on page 24 of the Proxy Statement as beneficially owned by Robert G. Gargus was incorrectly reported as 289,809. The correct number is 277,309. As a result, the “All current executive officers and directors as a group” total and related percentage is revised from 1,414,373 (2.07%) to 1,401,873

(2.05%). The other information in the beneficial ownership table remains unchanged.